Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 335 (Intermediate/Long Series), National Trust 336 (Insured), National Trust 337, California Trust 201 and New York Trust 219:

We consent to the use of our report dated December 12, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
December 12, 2002